Exhibit 10.2b

NONQUALIFIED SUPPLEMENTAL

DEFERRED COMPENSATION PLAN

ADOPTION AGREEMENT

This adoption agreement and the accompanying plan document have not been approved by the Department of Labor, Internal Revenue Service, Securities Exchange Commission, or any other governmental entity.  Employers may not rely on this document or the accompanying plan document to ensure any particular tax consequences with respect to the Employer’s particular situation, nor do these documents constitute legal or tax advice.  Pen-Cal and its employees cannot provide legal or tax advice in connection with these documents.  Employers must determine the extent to which the Plan is subject to Federal or state securities laws.  You should have your attorney review this document and the accompanying plan document before adopting the documents.  This adoption agreement and accompanying plan document cannot be used in order to avoid penalties that may be imposed on the taxpayer.

NONQUALIFIED SUPPLEMENTAL
DEFERRED COMPENSATION PLAN
ADOPTION AGREEMENT

ADOPTION OF PLAN -- [Select one]

☐
Adoption - The undersigned       (the “Employer”) hereby adopts as a Nonqualified Deferred Compensation Plan for the individuals identified in Item 5 herein the form of Plan known as the Nonqualified Supplemental Deferred Compensation Plan.

☒
Amendment of Previous Nonqualified Deferred Compensation Plan –  With “Grandfathered” Amounts - EOG Resources, Inc. (the “Employer”) previously has adopted a Nonqualified Deferred Compensation Plan, known as the EOG Resources, Inc. 1996 Deferral Plan [enter name of previous plan], and the execution of this Adoption Agreement constitutes an amendment to that Plan, effective only for Deferrals, Contributions, earnings, gains, losses, depreciation and appreciation vested and credited thereto or debited therefrom on and after the Effective Date listed in Section 2 below, or, if otherwise determined by the Employer, on and after January 1, 2005 with respect to Plan provisions required under Section 409A of the Internal Revenue Code and the regulations thereunder.  All other amounts in the plan shall be subject to the provisions of the previous plan document.  This option is appropriate if the previous plan contains grandfathered amounts not subject to Section 409A of the Internal Revenue Code.  Grandfathered amounts were contributed to the plan prior to January 1, 2005 under the terms of the plan in effect prior to October 4, 2004, and those plan terms have not since been materially modified.  Grandfathered amounts and earnings will be administered under the terms of the prior plan document.

☐
Restatement of Previous Nonqualified Deferred Compensation Plan –                     (the “Employer”) previously has adopted a Nonqualified Deferred Compensation Plan, known as the       [enter name of previous plan], and the execution of this Adoption Agreement constitutes a restatement of that Plan, effective as of the Effective Date listed in Section 2 below for all funds under the Plan.  This option is appropriate if the previous plan does not contain “grandfathered” amounts (see description above), or if Employer wishes to apply Section 409A rules to all amounts in the plan (even pre-2005 amounts), or if previous plan has been materially modified and thus become subject to Section 409A.

NAME OF PLAN

The name of this Plan as adopted by the Employer is the [enter name of Plan] EOG Resources, Inc. 409A Deferred Compensation Plan (the “Plan”).

INDIVIDUALIZED PLAN INFORMATION

With respect to the variable features contained in the Plan, the Employer hereby makes the following selections granted under the provisions of the Plan:

1.	Adopting Entity. The Employer adopts the Plan as:

List type of business entity (corporation, partnership, controlled group of corporations, etc.) Corporation

List each Employer adopting the Plan and Employer Identification Number (EIN):

Name of Employer:	EOG Resources, Inc.	EIN:	76-0493859
Name of Employer:	EOG Resources Expat Services, Inc.	EIN:	76-0493859
Name of Employer:		EIN:
Name of Employer:		EIN:
Name of Employer:		EIN:
    (attach additional lists as necessary)

The adopting Employers and the Employer are referred to herein collectively as the “Employer.”

Select state of controlling law (see Section 10.7 of Plan Document):

☐           State of incorporation;

☒          State of domicile                                Texas

2.	Effective Date. The “Effective Date” of the adoption of this Plan, this Plan amendment or this Plan restatement is [enter date], January 1, 2012.

3.	Plan Year. The “Plan year” of the Plan shall be [select one]:

☒	the calendar year.

☐	the fiscal year or other 12- month period ending on the last day of [specify month].

☐	a short Plan year beginning on , and ending on , ; and thereafter the Plan year shall be as indicated in (a) or (b) above.

4.
Plan Administrator.  The “Administrator” of the Plan is the Plan Committee, which shall consist of not more than 3 persons appointed by the Chief Executive Officier, and such other person(s) or entity as the Employer shall appoint from time to time.

5.	Eligible Individuals. The following shall be eligible to participate in the Plan: [select all that apply – do not list individual names]:

☒	A select group of management or highly-compensated Employees as designated by the Employer in separate resolutions or agreements;

☐	Employee Board Members;

☒	Non-Employee Board Members;

☐	Other Service Providers (i.e., independent contractors, consultants, etc.)

☐	Employees or other Service Providers above the following Compensation threshold: [enter dollar amount] $ ;

☐	Employees with the following job titles: [enter job title(s); for example, “Vice President and above”]

☐	Other: [enter description]

6.
Eligibility Timing.  Eligibility timing selected below shall apply uniformly to all Participant Deferrals (including Performance-Based Bonus Deferrals), as well as Employer Matching Contributions and Other Employer Contributions, unless otherwise indicated.  If the Employer wishes to provide for separate eligibility rules for different types of Compensation (for example, Salary vs. Bonus), or for types of Contributions (for example, Employer Matching Contributions vs. Participant Deferrals), mark “Other” below and attach exhibits as necessary [select one]:

☐	Eligible immediately upon properly completed designation by the Plan administrator or Employer;

☐	Eligible after the following period of employment, Board service, etc. [enter number of days, months or years, for example, 90 days] ;

☒	Other [enter description]: As Designated by the Plan Committee.

7.
Types and Amounts of Participant Deferrals [select all that apply and enter minimum and maximum percentages in increments of one percent (for example, Salary minimum 0% maximum 100%).   Note that no Deferral election can reduce a Participant’s Compensation below the amount necessary to satisfy required withholding for FICA/Medicare/income taxes,  required Participant Contributions into another Employer-sponsored benefit plan such as medical insurance, 401(k) loan repayments, etc.]:

☒	Salary [select one]:

☒	percentage [enter minimum 1% and maximum 50%]
or
☒	fixed dollar amount [enter minimum $2,000].

☐	Non-Performance-Based Bonus [select one]:

☐	percentage [enter minimum % and maximum %]
or

☐	fixed dollar amount [enter minimum $ ].

☒	Performance-Based Bonus [select one and enter performance period (for example, 12-month period ending each March 31 ]: performance period from January 1 to December 31.

☒	percentage [enter minimum 1% and maximum 100%]
or
☒	fixed dollar amount [enter minimum $2,000].

☐	Commissions [select one]:

☐	percentage [enter minimum % and, maximum %]
or
☐	fixed dollar amount [enter minimum $ ].

☒	Board of Directors Fees/Retainer (note – should not include expense reimbursements):

☒	percentage [enter minimum 1% and, maximum 100%]
or
☒	fixed dollar amount [enter minimum $2,000].

☐	Other Service Provider Fees or other earned income from the Employer:

☐	percentage [enter minimum % and, maximum %]
or
☐	fixed dollar amount [enter minimum $ ].

☒
401(k) Refund (amount deferred from Participant’s regular Compensation equal in value to any refund paid to Participant in that year resulting from excess deferrals in Employer’s 401(k) plan – see Subsection 2.9 of Plan document for definition.)

☐
Social Security Trigger (amount deferred pursuant to an election by the Participant to defer a separate percentage of Compensation only from that portion of Compensation that exceeds the Social Security Taxable Wage Base for the upcoming year).

☒	Other [enter description]: Amounts to be contributed by EOG on the Participants' behalf into the Deferred Compensation Plan due to exceeding plan limits in the Money Purchase Pension and Savings Plans

☒	Deferral of restricted stock units.

NOTE:  Special Rules for Multi-Year RSU Grants Structured To Provide For Annual Vesting of a Specified Portion of the Total Grant:

☐  Check this box if the Employer wishes to allow for deferral of restricted stock units that are structured so that a specified portion of the RSU grant vests annually (for example, an RSU grant over a four-year period vesting 25% annually).  Under this type of grant, the election to defer may be made separately with respect to each portion of the grant that vests in  a given year. However, each election for each portion of the grant must be made either: (i) within 30 days of the date of grant or each anniversary thereof, and only if the RSU is structured so that vesting is contingent on the employee performing services for at least an additional 12 months subsequent to the election; or (ii) 12 months before the payment date of the RSU (vesting date is treated as the payment date for these purposes), but the election will not take effect for 12 months, and the subsequent payout date must be at least five years later than the previous payment date).

8.	Definition of Compensation for Purposes of Making Plan Contributions [select one]:

☐	Same definition of Compensation as in Employer’s 401(k) or other applicable qualified retirement plan.

☒
Participant’s total wages, salary, commissions, overtime, bonus, etc. for a given year which the Employer is required to report on Form W-2 or other appropriate form, (or, in the case of Board members, Board fees and retainer only, but not including expense reimbursements)(or, in the case of Other Service Providers, the Participant’s total remuneration from the Employer for a given year pursuant to the agreement to provide services to the Employer), earned while the Participant is an Eligible Individual as determined by the Employer.

☐	Other [enter description]:

9.	Expiration of Participant’s Deferral Elections [select all that apply]:

☒
Renewed Each Year:  Participant’s Deferral Elections must be renewed each year during the open enrollment period ending no later than December 31 prior to the effective Plan year (or, in the case of Performance-Based Bonuses, no less than 6 months prior to the end of the applicable performance period).

☒	For all types of Compensation Deferrals.

☐	For Salary Deferrals only -- other types of Deferrals are “evergreen”.

☐	For Performance-Based Bonus only -- other types of Deferrals are “evergreen”.

☐	Other: [specify]

☐
Evergreen:  Participant’s Deferral Elections will be “evergreen” (i.e., will continue indefinitely until the Participant’s Termination Date unless changed by the Participant – so each year the Participant will be deemed to have the same election in place as the prior year unless actively changed by the Participant during the open enrollment period ending no later than December 31 prior to the effective Plan year or, in the case of Performance-Based Bonuses, no less than 6 months prior to the end of the applicable performance period).

☐	For all types of Compensation Deferrals.

☐	For Salary Deferrals only -- other types of Deferrals are renewed each year.

☐	For Performance-Based Bonus only -- other types of Deferrals are renewed each year.

☐	Other: [specify] __________

10.	Employer Contributions [select all that apply]:.

☐	(a)	No Employer Contributions.

☐	(b)	Matching Contributions [enter description of matching formula below and also complete Items 11 and 12]

                                _________________________________________________________________

                                _________________________________________________________________

☒	(c)	Employer Contributions other than Matching Contributions [enter description of Employer Contribution formula below and complete Item 13]

               Amount or formula for determining and allocating such contributions should be documented in writing when determined, and such writings will form part of the Plan).

11.
Employees Eligible to Receive Employer Matching Contributions.  Matching Contributions made for each Plan Year (if applicable)  shall be allocated and credited to the Accounts of the following Participants: [Select one if applicable]

☐
Participants who were employed by the Employer (or, in the case of non-Employee Board Members, served on the Board) during that Plan Year, or, in the case of Other Service Providers, who provided services to the Employer during that Plan Year.

☐
Participants who were employed by the Employer (or, in the case of non-Employee Board Members, served on the Board) on the last day of the Plan Year, or, in the case of Other Service Providers, who provided services to the Employer on the last day of the Plan Year.

☐
Participants who were employed by the Employer (or, in the case of non-Employee Board Members, served on the Board) on the last day of the Plan Year or who retired, died or were Disabled during the Plan Year, or, in the case of Other Service Providers, who provided services to the Employer on the last day of the Plan Year or who died or were Disabled during the Plan Year.  [If this option is selected, complete Item 29 -- definition of “Disability”.]

12.           Vesting Schedule of Employer Matching Contributions.  If Matching Contributions are made to the Plan, select the rate at which such Contributions will vest [select one]:

☐	Immediate 100% vesting for all Participants.

☐	“Cliff” vesting (0% up to cliff; 100% after cliff) [select one]:

☐	1 year cliff (less than 1 year 0%; 1 or more years 100%)

☐	2 year cliff (less than 2 years 0%; 2 or more years 100%)

☐	Other cliff (enter number of years: less than years 0%; or more years 100%)

☐	“Graded” vesting [enter vesting percentages]:

1 year       %                                6 years        %                                11 years      %

2 years      %                                7 years        %                                12 years      %

3 years      %                                8 years        %                                13 years      %

4 years      %                                9 years        %                                14 years      %

5 years      %                                10 years      %                                15 years      %

☐	Other vesting schedule: [describe schedule – subject to approval]

13.
Vesting Schedule of Employer Contributions (Other Than Matching Contributions).  If Employer Contributions (other than Matching Contributions) are made to the Plan, select the rate at which such Contributions will vest [select one]:

☐	Immediate 100% vesting for all Participants.

☐	“Cliff” vesting (0% up to cliff; 100% after cliff) [select one]:

☐	1 year cliff (less than 1 year 0%; 1 or more years 100%)

☐	2 year cliff (less than 2 years 0%; 2 or more years 100%)

☐	Other cliff (enter number of years: less than years 0%; or more years 100%)

☐	“Graded” vesting [enter vesting percentages]:

1 year       %                                6 years        %                                11 years      %

2 years      %                                7 years        %                                12 years      %

3 years      %                                8 years        %                                13 years      %

4 years      %                                9 years        %                                14 years      %

5 years      %                                10 years      %                                15 years      %

☒	Other vesting schedule: [describe schedule – subject to approval] To be determined by the Employer at the time of contribution.

14.
Vesting Years.  A “Vesting Year” described above for purposes of determining vesting under the Plan shall be computed in accordance with:  [select one – if this is an amendment or restatement of a prior plan, definition from prior plan will override this definition.]

☐	Years of service (12-consecutive-month periods) with the Employer since date of hire (or date of commencement of Board service).

☐
Years of participation in the Plan (12-consecutive-month period between date Participant enters Plan and anniversary of such date) (if this is an amendment or restatement of a prior Plan, years of participation in prior plan will be included) (additional fees will apply if this item is selected).

☐	Plan Years since each Plan Year’s total Contributions were made (“rolling vesting”) (additional fees will apply if this item is selected). [If this option is selected, select either (a) or (b) below:]

☐	(a)	Vesting will be credited/updated on the last day of the Plan year.

☐	(b)	Vesting will be credited/updated on the anniversary of the date the Contribution is credited.

15.	Full Vesting Upon Occurrence of Specific Event. [select all that apply]

☐
100% vesting upon Normal Retirement [describe criteria such as age (can be partial year), years of service with the Employer (must be whole years of service), or years of participation in the Plan (must be whole years of participation)]

                                                ______

☐
100% vesting upon Early Retirement [describe criteria such as age (must be whole years), years of service with the Employer (must be whole years of service), or years of participation in the Plan (must be whole years of participation)]

                                                ______

☐	100% vesting upon Death.

☐	100% vesting upon Disability [complete Item 29 – definition of “Disability”].

☐	100% vesting upon Change in Control of the Employer [complete Items 27 and 28 – definition of “Change in Control”]

☐	100% vesting upon occurrence of other event: [describe event]

                                                ______

16.	Service Before Plan’s Establishment Excluded. Years of service earned prior to establishment of the Plan shall be disregarded for purposes of determining vesting under the Plan:

  ☐        Yes (this may be elected only if this is the establishment of a new Plan).

  ☒       No.

17.
Forfeitures for Misconduct or Violation of Non-Compete.  Participants terminating employment prior to becoming 100% vested will forfeit the forfeitable percentage of their Accounts as indicated in accordance with the vesting schedule selected in Items 12 and/or 13.  Participants may also forfeit 100% of their Matching and Employer Contribution Accounts (if applicable) under the following circumstances:  [select any that apply]:

☒	Misconduct (termination for Cause). [enter definition of Misconduct or Cause below]

Upon a Participant's Termination for Cause, the Participant shall be entitled to receive in a single sum the elective deferred compensation credited to the Account; however, no interest or Employer Contributions shall be credited to the Account.  If the termination is as the result of the Participant's fraud against or theft from the Company, the damages sustained by the Company shall be deducted from the amount payable.

☐	Engaging in competition with the Employer. [enter definition of engaging in competition below]

                                _________________________________________________________________

                                _________________________________________________________________

18.	Employer Stock as Deemed Investment Option. If Employer stock will be a deemed investment option, indicate below how shares are to be tracked: [select one]

☒	Partial and whole shares.

☐	Unitized fund.

19.
In-Service Distributions.  If the Employer elects below, the Plan will allow distributions of Participant Deferral Contributions to be made to Participants while they are still employed (“In-Service Distributions”), if they elect a fixed distribution date during the regular election period.    [Select one]

☐	No, In-Service Distributions will not be permitted.

☒	Yes, In-Service Distributions will be permitted. [select one ].

☒	For All Participant Deferral Contributions

☐	For Participant Compensation Deferral Contributions (other than Performance-Based Bonus) only.

☐	For Participant Performance-Based Bonus Deferral Contributions.

☐
  For Employer Contributions. [if selected, employer contributions must be 100% vested, and additional fees may apply].  If Employer wishes to limit in-service withdrawals to specific types of Employer Contributions, enter details below:

_________________________________________________________________

[Note – if “Yes” is elected above and the Plan will allow In-Service Distributions, please indicate if Participant will be permitted to make a “pushback” subsequent election to defer the original distribution date at least five years in accordance with Plan provisions (see subsection 9.1 of Plan document – note that election must be made 12 months prior to original distribution date and election will not take effect for 12 months)   ☒  Yes  ☐  No ]

Please indicate the number of years a Participant must defer payment(s) until In-Service Distribution(s) may begin:

☐	2 Years after the Calendar Year for which the deferral is effective

☒	1 Years after the Calendar Year for which the deferral is effective

Please indicate if separate In-Service Distribution Dates are allowed for each Type of Participant Deferral selected in Item 7:

☐	No (single distribution date allowed per Plan Year)

☒	Yes (requires additional tracked sources per Plan Year)

20.	In-Service Distributions – Form and Timing of Payment. In-Service Distributions shall be made to Participants in the following form: [Select one]

☐	Lump Sums Only

☒	Either 100% in Lump Sums or 100% in Installments.

[Note – if Installments are elected above, please indicate if Participant will be permitted to make a subsequent election to change the installments in accordance with Plan provisions (see subsection 9.2 of Plan document)    ☒  Yes  ☐  No ]

21.
Unforeseeable Emergency  Distributions Dates.  If the Employer elects below, the Plan will allow distributions to be made to Participants while they are still employed if they meet the criteria for an unforeseeable emergency financial hardship (“Unforeseeable Emergency Distributions”).  Both Participant Deferral Contributions and Vested Employer Contributions can be distributed in the event of an eligible Unforeseeable Emergency Distribution event. [Select one]

☐	No, Unforeseeable Emergency Distributions will not be permitted.

☒	Yes, Unforeseeable Emergency Distributions will be permitted. [select one below].

☐	For active Participants only.

☒	For active Participants, terminated Participants and Beneficiaries.

22.
Form of Distributions (at Termination of Employment or Death).  Distributions will be made to Participants upon Termination of Employment with the Employer or Death of the Participant as follows [select one]

☐	Lump sum only.

☒
Lump sum unless installments elected, but can only receive installments if Participant meets the following criteria [select all that apply– if item not selected below, then Participants in that category will receive lump sum only]:

☒
  Retirement [describe criteria such as age (can be partial year), years of service with the Employer (must be whole years of service), or years of participation in the Plan (must be whole years of participation)] 65 years of age

☒
  Early Retirement [describe criteria such as age (must be whole years), years of service with the Employer (must be whole years of service), or years of participation in the Plan (must be whole years of participation)] 55 years of age with 5 years of service.

☒	Termination (other than for Misconduct, Cause or Violation of Non-Compete)

☐	Lump sum unless installments elected, and Participant may receive installments regardless of reason for Termination of Employment.

[Note – if Installments are elected above, please complete Item 26 and indicate if Participant will be permitted to make a subsequent election to change the number of installments in accordance with Plan provisions (see subsection 9.2 of Plan document)      ☒ Yes   ☐    No ]

23.	Distribution Upon Disability. If the Employer selects below, the Plan will allow dis- tributions to be made to Participants upon Disability but while they are still employed if they meet the criteria for Disability in Item 29 below. The form of distribution will be the same as for Termination of Employment, or as elected by the Participant.

☐	No, distribution upon Disability will not be permitted.

☒	Yes, distributions upon Disability will be permitted. [complete Item 29 – definition of “Disability”].

24.	Expiration of Participant’s Distribution Elections [select one]:

☒
Renewed Each Year:  Participant’s Distribution Election must be selected each year during the open enrollment period for the following year’s contributions – if no new election is made, that year’s contributions default to payment in the form of a lump sum.  In-Service Distribution Elections must be made by participants each year.

☐
Evergreen:  Participant’s Distribution Election will be “evergreen” (i.e., will continue indefinitely for each year’s contributions until the Participant’s Termination Date unless changed by the Participant – so each year the Participant will be deemed to have the same distribution election in place as the prior year unless actively changed by the Participant at open enrollment, and the change will only be applicable to future contributions).  In-Service Distribution Elections may not be treated as evergreen.

25.
Distributions Upon Change in Control:  If Employer elects below, distributions will be made to Participants upon Change in Control of the Employer (without a termination of employment of the Participant), as follows [select one, and complete Items 27 and 28 below (definition of “Change in Control”) ]

☐	No, Distributions upon Change in Control will not be permitted.

☒	Yes, Distributions upon Change in Control will be permitted, in a lump sum only.

☐	Yes, Distributions upon Change in Control will be permitted, in a lump sum or in installments as elected by the Participant.

26.	Length of Installments (if Installment Distributions permitted in Item 20, 22 and/or Item 25 above) [indicate length below]:

Annual installments over no fewer than 2 [enter minimum number of years – must be at least 2] and no more than 15 years at Participant’s election [enter maximum number of years].

27.	“Change in Control” – Dates of Distribution. Distributions upon a Change in Control shall occur upon the date that [select all that apply – see Subsection 9.9 of the Plan document for more details]:

☒	A person or group acquires more than 50% of the total fair market value or voting power of the stock of the corporation (select definition of “corporation” in Item 28 below).

☒	A person or group acquires ownership of stock of the corporation with at least 30% of the total voting power of the corporation (select definition of “corporation” in Item 28 below).

☒
A person or group acquires assets from the corporation having a total fair market value of at least 40% of the value of all assets of the corporation immediately prior to such acquisition.  (select definition of “corporation” in Item 28 below).

☒
A majority of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the board as constituted prior to the appointment or election (select definition of “corporation” in Item 28 below).

28.
“Change in Control” – Which Corporation the Change Relates.  Distributions upon a Change in Control shall be made only if the Change in Control relates to the corporation selected below:  [select all that apply]:

☐	(a)	The corporation for whom the Participant is performing services at the time of the Change in Control event.

☒	(b)	The corporation liable for payments from the Plan to the Participant.

☐	(c)	A corporation that is a majority shareholder of a corporation described in (a) of (b) above.

☐	(d)	Any corporation in the chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation described in (a) or (b) above.

29.	Definition of “Disability.” A Participant shall be considered “Disabled” if [select one]:

☐
by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of at least 12 months, the Participant is receiving income replacement benefits for at least 3 months under accident and health plans of the Employer;

☐
the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months;

☐	the Participant is deemed to be totally disabled by the Social Security Administration;

☒
the Participant is determined to be disabled in accordance with a disability insurance program, provided that the definition of disability under such disability insurance program complies with the requirements of one of the three preceding definitions above.

30.
Distributions to “Key Employees” -- Investment.  In order to comply with Internal Revenue Code Section 409A, distributions to “key employees” (see subsection 9.3 of the Plan Document for definition) of publicly traded companies made due to employment termination cannot be made within 6 months of the employment termination date.  If distribution to a key employee must be delayed to comply with this 6-month rule, indicate below how Account balances of such a Participant will be invested during the period of delay [select one]:

☐	Valued as of most recent Valuation Date and held at the Employer without allocation of additional gains or losses after such Valuation Date until payment can be made.

☒	Remain invested as if termination date had not occurred, then valued as of most recent Valuation Date and distributed.

31.
QDRO Distributions.  The Employer may elect whether distributions from a Participant’s Account shall be permitted upon receipt by the Plan Administrator of a Qualified Domestic Relations Order relating to a marital dissolution or separation that provides for payment of all or a portion of a Participant’s Accounts to an alternate payee (spouse, former spouse, children, etc.).  [Indicate below whether QDRO distributions will be permitted]:

☐	No, QDRO Distributions will not be permitted.

☒	Yes, QDRO Distributions will be permitted.

32.
Additional Survivor Death Benefit from Life Insurance.  In the event that life insurance is utilized as a funding vehicle for the Plan, the Employer may wish to provide additional Survivor Benefit from the following options:  [select one]

☒	No additional Survivor Benefit offered, but rather Participant’s vested Account balance.

☐	Face value of life insurance policy of Participant, if any.

☐	Greater of (a) face value of life insurance policy of Participant, if any, or (b) Participant’s vested Account balance.

☐	Other: [enter amount or formula]

33.	Payment of Plan Expenses. Plan expenses may be paid as follows: [select one]

☒	Directly by the Employer.

☐	Deducted from the Participant accounts and Plan’s trust or other custodial account (mutual fund plans only, if applicable).

34.	“De Minimis” Small Amount Cashouts. If selected by the Employer, Participant account balances that do not exceed a certain threshold amount will be automatically cashed out upon the Participant‘s Termination of Employment or Death, as provided below [select one]

☒	Yes, amounts that do not exceed a threshold dollar amount will automatically be cashed out [IRS 402(g) limit OR $ [enter dollar amount, not to exceed the IRS 402(g) limit for a given year]

☐	No, no “de minimis” small amounts will be cashed out.

By signing this Adoption Agreement, the Employer certifies that it has consulted with legal counsel regarding the effects of the Plan, as applicable, on all parties.  The Employer further certifies that it has and will limit participation in the Plan to a select group of management or highly compensated Employees, Board Members or Other Service Providers, as determined by the Employer in consultation with legal counsel.  The Employer further certifies that it is the Employer’s sole responsibility to ensure that each Participant with the right to direct deemed investments under the Plan that are based on securities issued by the Employer or a member of its controlled group (as defined in Code Section 414(b) and (c)) will receive a prospectus for any such deemed investment option based on such Employer securities.

The Employer is solely responsible for its compliance with applicable laws, including Federal and state securities and other applicable laws.

Only those elections that are completed shall be considered as provisions applicable to and forming a part of the Plan.

This Adoption Agreement may only be used in conjunction with the Plan document.  All selections in the Adoption Agreement providing for customized or “other” plan provisions are subject to review for administrative feasibility, and may be subject to additional fees.

Terms used in this Adoption Agreement which are defined in the Plan document shall have the meaning given them therein.

The Employer hereby acknowledges that it is adopting this Nonqualified Supplemental Deferred Compensation Plan.  Federal legislation or other changes in the law relating to nonqualified deferred compensation or other employee benefit plans may require that the Plan be amended.

*      *      *

The undersigned duly authorized owner, or officer of the Employer hereby executes the Plan on behalf of the Employer.

                Dated this 15th day of November, 2011.

EOG Resources, Inc.
Employer

/s/ Patricia Edwards

    By Patricia Edwards
    Its V.P Human Resources and Administration